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                                                                   EXHIBIT 10.4


                              SERVICE EXPERTS, INC.

                       1997 NONQUALIFIED STOCK OPTION PLAN











                             EFFECTIVE APRIL 3, 1997



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            SERVICE EXPERTS, INC. 1997 NONQUALIFIED STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE I. DEFINITIONS
         1.1      Affiliate                                                                                       1
         1.2      Agreement                                                                                       1
         1.3      Board                                                                                           1
         1.4      Code                                                                                            1
         1.5      Committee                                                                                       1
         1.6      Company                                                                                         1
         1.7      Date of Exercise                                                                                1
         1.8      Exchange Act                                                                                    1
         1.9      Fair Market Value                                                                               2
         1.10     Option                                                                                          2
         1.11     Participant                                                                                     2
         1.12     Plan                                                                                            2
         1.13     Stock                                                                                           2
         1.14     Ten Percent Stockholder                                                                         2

ARTICLE II. PURPOSE OF PLAN                                                                                       2

ARTICLE III. ADMINISTRATION
         3.1     Administration of Plan                                                                           2
         3.2      Authority to Grant Options                                                                      3
         3.3      Persons Subject to Section 16(b)                                                                3

ARTICLE IV. ELIGIBILITY AND LIMITATIONS ON GRANTS
         4.1      Participation                                                                                   3
         4.2      Grant of Options                                                                                3
         4.3      Limitations on Grants                                                                           3


ARTICLE V. STOCK SUBJECT TO PLAN
         5.1      Source of Shares                                                                                4
         5.2      Maximum Number of Shares                                                                        4
         5.3      Forfeitures                                                                                     4


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

ARTICLE VI. EXERCISE OF OPTIONS
         6.1      Exercise Price                                                                                  4
         6.2      Right to Exercise                                                                               4
         6.3      Maximum Exercise Period                                                                         4
         6.4      Transferability                                                                                 4
         6.5      Employee Status                                                                                 5

ARTICLE VII. METHOD OF EXERCISE
         7.1      Exercise                                                                                        5
         7.2      Payment                                                                                         5
         7.3      Federal Withholding Tax Requirements                                                            5
         7.4      Stockholder Rights                                                                              5
         7.5      Issuance and Delivery of Shares                                                                 5

ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES
         8.1      Adjustments to Shares                                                                           5
         8.2      Substitution of Options on Merger or Acquisition                                                6
         8.3      Effect of Certain Transactions                                                                  6
         8.4      No Preemptive Rights                                                                            6
         8.5      Fractional Shares                                                                               7

ARTICLE IX. COMPLIANCE WITH LAW AND APPROVAL OF
REGULATORY BODIES
         9.1      General                                                                                         7
         9.2      Representations by Participants                                                                 7

ARTICLE X. GENERAL PROVISIONS
         10.1     Effect on Employment                                                                            7
         10.2     Unfunded Plan                                                                                   8
         10.3     Rules of Construction                                                                           8
         10.4     Governing Law                                                                                   8
         10.5     Compliance With Section 16 of the Exchange Act                                                  8
         10.6     Amendment                                                                                       8
         10.7     Effective Date of Plan                                                                          8


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            SERVICE EXPERTS, INC. 1997 NONQUALIFIED STOCK OPTION PLAN

                                    PREAMBLE

         WHEREAS, Service Experts, Inc. (the "Company") desires to establish a plan through which the Company may grant options to purchase the common stock of the Company to directors, officers, employees, and consultants of the Company and its affiliates;

         WHEREAS, the Company intends that all options granted hereunder shall not be treated as "incentive stock options" within the meaning of section 422 of the Code; and

         WHEREAS, the Company intends that this stock option plan and the options granted hereunder (i) qualify as "performance-based compensation" described in section 162(m)(4)(C) of the Code, and (ii) conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, the Company hereby establishes the Service Experts, Inc. 1997 Nonqualified Stock Option Plan (the "Plan"), effective April 3, 1997:

                             ARTICLE I. DEFINITIONS

         1.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

         1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

         1.3 Board. The board of directors of the Company.

         1.4 Code. The Internal Revenue Code of 1986, as amended.

         1.5 Committee. A committee composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code and Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the Plan.

         1.6 Company. Service Experts, Inc. and its successors.

         1.7 Date of Exercise. The date that the Company accepts tender of the Option exercise price.

         1.8 Exchange Act. The Securities Exchange Act of 1934, as amended.

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         1.9 Fair Market Value. On any given date, Fair Market Value shall be
(unless, where appropriate, the Committee determines in good faith the fair market value of the Stock to be otherwise) the closing price of the Stock on the Nasdaq National Market, as so published, on the trading day immediately preceding the date as of which Fair Market Value is being determined, or the closing price on the next preceding trading day on which such prices were published if no Stock was traded on such trading day.

         1.10 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement.

         1.11 Participant. A Board member, employee, consultant or advisor of the Company or of an Affiliate who: either satisfies the requirements of Article and is selected by the Committee to receive an Option, or receives an Option pursuant to grant specified in this Plan.

         1.12 Plan. The Service Experts, Inc. 1997 Nonqualified Stock Option
Plan.

         1.13 Stock. The common stock of the Company.

         1.14 Ten Percent Stockholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Option. For the purpose of determining if an individual is a Ten Percent Stockholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

                           ARTICLE II. PURPOSE OF PLAN

         The purpose of the Plan is to provide a performance incentive and to encourage stock ownership by officers, directors, consultants and advisors of the Company and its Affiliates, and to align the interests of such individuals with those of the Company, its Affiliates and its stockholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the employ or directorship of the Company or of its Affiliates. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

                           ARTICLE III. ADMINISTRATION

         3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or

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Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

         (a)      Interpret all provisions of this Plan;

         (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

         (c)      Make amendments to all Agreements;

         (d)      Adopt, amend, and rescind rules for Plan administration; and

         (e) Make all determinations it deems advisable for the administration of this Plan.

         3.2 Authority to Grant Options. The Committee shall have authority to grant Options upon such terms as the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

         3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

                ARTICLE IV. ELIGIBILITY AND LIMITATIONS ON GRANTS

         4.1 Participation. The Committee may from time to time designate employees, consultants and advisors to whom Options are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock, if any, subject to each Option. All Options granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

         4.2 Grant of Options. An Option shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Option, and that makes reference to the name of the Participant and the number of shares of Stock that may be purchased under the Option. Accordingly, an Option may be deemed to be granted prior to the approval of this Plan by the stockholders of the Company and prior to the time that an Agreement is executed by the Participant and the Company.

         4.3 Limitations on Grants. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Option. No person may receive an Option to purchase

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more than 250,000 shares of stock (subject to increases and adjustments as provided in Article VIII) in any three year period.

                        ARTICLE V. STOCK SUBJECT TO PLAN

         5.1 Source of Shares. Upon the exercise of an Option, the Company shall deliver to the Participant authorized but unissued Stock.

         5.2 Maximum Number of Shares. The maximum number of shares of Stock that may be issued pursuant to an award of Options at any time, when aggregated with the shares subject to outstanding Options at such time, is 9.5% of the total number of shares of Stock outstanding, subject to increases and adjustments as provided in this Article and Article , minus the number of shares of Stock authorized for issuance under the Company's 1996 Incentive Stock Plan (the "Incentive Plan") (as of April 3, 1997, 700,000 shares of Stock are authorized for issuance under the Incentive Plan, and the Company is seeking to amend the Incentive Plan to increase the number of shares of Stock authorized for issuance from 700,000 to 1,300,000 shares).

         5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for issuance under this Plan.

                         ARTICLE VI. EXERCISE OF OPTIONS

         6.1 Exercise Price. The exercise price of an Option shall be the price determined by the Committee at the time the Option is granted. If the exercise price of an Option is changed after the date it is granted, such change shall be deemed to be a termination of the existing Option and the issuance of a new Option.

         6.2 Right to Exercise. An Option shall be exercisable on the date of grant or on any other date established by the Committee or provided for in an Agreement.

         6.3 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant. All Options shall terminate on the date the Participant's employment with the Company terminates, except as otherwise provided in the Agreement with respect to termination of employment, death, disability or a "change of control" (as defined in any change of control agreement to which the Company and any such Participant are parties).

         6.4 Transferability. Any Option granted under this Plan shall be transferable by will or by the laws of descent and distribution only, except as otherwise expressly provided for in an Agreement. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.


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         6.5 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Option after termination of employment.

                         ARTICLE VII. METHOD OF EXERCISE

         7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles and , an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

         7.2 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or, to the extent approved by the Committee, Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof.

         7.3 Federal Withholding Tax Requirements. Upon exercise of an Option by a Participant who is an employee of the Company or an Affiliate, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements.

         7.4 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option prior to the Date of Exercise of such Option.

         7.5 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable stockholder agreement or agreement described in Section that the Company requires at the time of exercise.

                 ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES

         8.1 Adjustments to Shares. The maximum number and kind of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

         (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;


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         (b)  the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Options specified in Section that are proportionate to the modifications of the Stock that are on account of such corporate changes.

         8.2 Substitution of Options on Merger or Acquisition. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article .

         8.3 Effect of Certain Transactions. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their shares of Stock (but not a public offering of Stock by the Company), and the Company is not the surviving entity, any Option granted hereunder shall terminate, provided that the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his Options in whole or in part whether or not the vesting requirements set forth in any Agreement have been satisfied, unless the Committee elects to convert all Options hereunder into options to purchase stock of an acquiring corporation. Provided, however, that, notwithstanding the foregoing, a portion of the acceleration of exercisability of Options shall not occur with respect to any holder to the extent that such portion of acceleration would cause the grantee or holder of such Option to be liable for the payment of taxes pursuant to section 4999 of the Code. If the Committee so elects to convert the Options, the amount and price of such converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of stock of the acquiring corporation the holders of the Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization, and the vesting schedule set forth in the Agreement shall continue to apply to the converted options.

         8.4 No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.


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         8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant.

                 ARTICLE IX. COMPLIANCE WITH LAW AND APPROVAL OF
                                REGULATORY BODIES

         9.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

         9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section . At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Options or stock hereunder.

                          ARTICLE X. GENERAL PROVISIONS

         10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.


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         10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         10.4 Governing Law. The laws of the State of Tennessee shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

         10.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent. Provided further that the stockholders of the Company must approve any amendment:

         (a) Before the effective date of an amendment that changes the number of shares in the aggregate which may be issued pursuant to Options granted under the Plan or the maximum number of shares with respect to which any individual may receive Options during any period specified herein, except pursuant to Article .

         (b) Before the effective date of an amendment that increases the period during which Options may be granted or exercised.

         10.7 Effective Date of Plan. This Plan shall be effective on the date of its adoption by the Board, and Options may be granted hereunder at any time after such adoption; provided, however, that the effectiveness of this Plan will be retroactively revoked if it is not approved by the stockholders of the Company within 12 months of the date that the Board took action to adopt the Plan. All Options granted under the Plan will become void immediately following the 12-month anniversary of the date the Board adopted the Plan if such approval by stockholders has not yet been obtained.


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